Exhibit 10.3

CONNECT BIOPHARMA HOLDINGS LIMITED

2021 STOCK INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a) “Administrator” means the Board or any of the Committees appointed by the Board to administer the Plan.

(b) “Affiliate” means (a) with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person; and (b) in the case of an individual, shall include his/her parents, spouse, children (and their spouses, if any), siblings (and their spouses, if any), and other immediate family members, or any Person Controlled by any of the aforesaid individuals.

(c) “Applicable Accounting Standards” means the International Financial Reporting Standards, Generally Accepted Accounting Principles in the United States, or such other accounting principles or standards as may apply to the Company’s financial statements under Applicable Laws.

(d) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable laws, regulations, rules, federal securities laws, state corporate and securities laws, the rules of any applicable stock exchange or national market system, the U.S. Code, and the laws, regulations, orders or rules of any jurisdiction applicable to the Awards granted to residents therein or the Grantees receiving such Awards.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Share, Restricted Share Unit or Other Stock- or Cash-Based Award under the Plan.

(f) “Award Agreement” means the written (or electronic) agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to the termination of the Grantee’s Continuous Service by or with the Company or the Related Entity to which the Grantee provides service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of any such then-effective written agreement or such definition, the Grantee’s: (i) negligence in performing, or refusal to perform, any major duties to the Company or any Related Entity (as stated in the agreement between the Grantee and the Company or any Related Entity, or reasonably assigned by the Company or such Related Entity based on the Grantee’s position), or material violation of any code of conduct, rules, regulations, or policies of the Company or any Related Entity, (ii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity (economical or reputational), (iii) dishonesty or commitment in an act of theft, embezzlement, fraud, or a breach of trust, (iv) any intentional misconduct or material breach of any labor contract (employment agreement), non-disclosure obligation, non-competition obligation, non-solicitation obligation or other agreement between the Grantee and the Company or any Related Entity, (v) breach of a fiduciary duty, or commission of a crime (other than minor traffic violations or similar offenses), (vi) material violation of any Applicable Laws or securities laws, or (vii) any intentional act in a manner detrimental to the reputation, business operation, assets, or market image of the Company or any Related Entity.

(i) “Change in Control” means and includes each of the following:

(i) A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the U.S. Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (a) and (b) of subsection (iii) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Related Entities, an employee benefit plan maintained by the Company or any of its Related Entities or other Affiliates) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (i) or (iii)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a takeover, scheme of arrangement, amalgamation, merger, consolidation, reorganization, or other business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions, in each case other than a transaction:

a. which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, Controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

b. after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (i), (ii) or (iii) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in U.S. Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

(j) “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company Directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with Applicable Law, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award (i) a “non-employee director” to the extent such Award is intended to be exempt from Section 16 of the Exchange Act, or (ii) an “independent director” as may be required to comply with the rules of any stock exchange on which the Ordinary Shares are listed; however, a Committee member’s failure to so qualify will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(k) “Company” means Connect Biopharma Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands or any successor corporation that adopts the Plan in connection with a Change in Control.

(l) “Consultant” means any person, including any adviser, engaged by the Company or any Related Entity to render services to such entity if the consultant or adviser: (a) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

(m) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of an Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(n) “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person.

(o) “Director” means a member of the Board or the board of directors of any Related Entity who is not an Employee.

(a) “Disability” means a permanent and total disability under Section 22(e)(3) of the U.S. Code, as amended.

(p) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Ordinary Shares. The Administrator may award Dividend Equivalent Rights on an Award or independent of an Award. Dividend Equivalent Rights may be paid currently or credited to an account for the Grantee, settled in cash or Shares and subject to restrictions on transferability and forfeitability and subject to other terms and conditions as set forth in the Award Agreement.

(q) “Employee” means any person who is in the employment of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a Director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company or the Related Entity.

(r) “Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Company and its shareholders, such as a share dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the price per Share (or other securities of the Company) and causes a change in the per share value of the Shares underlying outstanding Awards.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any date, the value of Ordinary Shares determined as follows: (i) if the Ordinary Shares are listed on any established stock exchange, their Fair Market Value will be the closing sales price for such Ordinary Shares as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Ordinary Shares are not traded on a stock exchange but are quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Ordinary Shares, the Administrator will determine the Fair Market Value in its discretion.

(u) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(v) “Greater than 10% Shareholder” means a U.S. taxpayer who, at the time an Incentive Stock Option is granted, owns (within the meaning of Section 424(d) of the U.S. Code) Shares representing more than 10% of the total combined voting power of all classes of shares of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the U.S. Code.

(w) “Incentive Stock Option” means a stock option granted pursuant to the Plan that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the U.S. Code.

(x) “M&A” means the currently effective memorandum and articles of association of the Company, as amended from time to time.

(y) “Non-Qualified Stock Option” means an Option, or portion thereof, not intended or not qualifying as an Incentive Stock Option.

(z) “Ordinary Share” means the Company’s ordinary shares.

(aa) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan. Options granted to employees who are U.S. taxpayers may either be Incentive Stock Options or Non-Qualified Stock Options.

(bb) “Other Stock- or Cash-Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property awarded to a Grantee under the Plan. Such Other Stock or Cash-Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Grantee is otherwise entitled. Other Stock- or Cash-Based Awards may be paid in Shares, cash or other property, as the Administrator determines.

(cc) “Parent” means any company (other than the Company) in an unbroken chain of companies ending with the Company, if each of the companies (other than the Company) owns or Controls stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain. A company that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(dd) “Person” means any individual, corporation, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, enterprise, institution, public benefit corporation, entity or governmental or regulatory authority or other entity of any kind or nature.

(ee) “Plan” means this Connect Biopharma Holdings Limited 2021 Stock Incentive Plan, as amended from time to time.

(ff) “Pricing Date” means the date upon which the Company’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission relating to the underwritten public offering of Ordinary Shares becomes effective.

(gg) “Prior Plan” means the Connect Biopharma Holdings Limited 2019 Stock Incentive Plan, as amended from time to time.

(hh) “Prior Plan Award” means an award outstanding under the Prior Plan as of the Effective Date.

(ii) “Related Entity” means any Parent or Subsidiary of the Company.

(jj) “Restricted Share” means a Share issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(kk) “Restricted Share Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(ll) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

(mm) “SAR” means a share appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Ordinary Shares.

(nn) “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

(oo) “Section 409A” means Section 409A of the U.S. Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

(pp) “Securities Act” means the Securities Act of 1933, as amended.

(qq) “Share” means an Ordinary Share of the Company.

(rr) “Shareholders Agreement” means the Shareholders Agreement dated December 20, 2018 by and among the Company, the shareholders of the Company, and certain other related parties named therein (as amended, restated and supplemented from time to time).

(ss) “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain .

(b) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(tt) “U.S. Code” means the U.S. Internal Revenue Code of 1986, as amended.

(uu) “U.S. taxpayer” means each individual who is a “United States Person” within the meaning of Section 7701(a)(30) of the Code (i.e., a citizen or resident of the United States, including a lawful permanent resident, even if such individual resides outside of the United States).

3. Shares Subject to the Plan.

(a) Overall Share Limit. Subject to the provisions of Section 10 below, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be equal to the sum of (a) 6,000,000 Shares; (b) any Shares which are, as of the Effective Date, (i) available for issuance under the Prior Plan or (ii) subject to Prior Plan Awards which, following the Effective Date, become available for issuance under the Plan pursuant to Section 3(b) (which number added to the Overall Share Limit shall not exceed 2,589,328 Shares); and (c) an annual increase on the first day of each fiscal year beginning January

1, 2022 and ending on and including January 1, 2031, equal to the lesser of (i) 5% of the aggregate number of Shares outstanding on the final day of the immediately preceding fiscal year and (ii) such smaller number of Shares as is determined by the Board (collectively, the “Overall Share Limit”). As of the Effective Date, the Company will cease granting awards under the Prior Plan; however, Prior Plan Awards will remain subject to the terms of the applicable Prior Plan.

(b) Share Recycling. If all or any part of an Award or Prior Plan Award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Grantee for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Award grants under the Plan. In addition, Shares delivered (either by actual delivery or attestation) to the Company by a Grantee to satisfy the applicable exercise or purchase price of an Award or Prior Plan Award and/or to satisfy any applicable tax withholding obligation with respect to an Award (including Shares retained by the Company from the Award or Prior Plan Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit.

(c) Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares (subject to Applicable Laws) or Shares purchased on the open market. Additionally, in the discretion of the Administrator, American depositary shares in an amount equal to the number of Shares which otherwise would be distributed pursuant to an Award may be distributed in lieu of Shares in settlement of any Award. If the number of Shares represented by an American depositary share is other than on a one-to-one basis, the limitations of this Section 3 shall be adjusted to reflect the distribution of American depositary shares in lieu of Shares.

(d) Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 60,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options.

(e) Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other share or share-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of shares of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Consultants or Directors prior to such acquisition or combination.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration. The Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in accordance with the Applicable Laws and the M&A. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more officers or directors (the “Management”) to grant such Awards and may limit such authority as the Board determines from time to time; provided, that any delegation to Management shall exclude the power to grant Awards to Directors or Section 16 Persons. Notwithstanding the foregoing, the Board, acting by a majority of its members in office shall conduct the general administration of the Plan with respect to Awards granted to Directors.

(ii) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this Section 4(a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws and approved by the Administrator.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine the type or the number of Awards to be granted, the number of Shares or the amount of consideration to be covered by each Award granted hereunder;

(iii) to determine or alter the terms and conditions of any Award granted hereunder (including without limitation the Award vesting schedule, exercise price, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria);

(iv) to approve forms of Award Agreements for use under the Plan and to amend terms of the Award Agreements;

(v) subject to Section 12(d), to amend the terms of any outstanding Award granted under the Plan;

(vi) to construe and interpret the terms of the Plan and Awards, including without limitation, any Award Agreement, granted pursuant to the Plan;

(vii) to take such other action, not inconsistent with the terms of the Plan and the Applicable Laws, as the Administrator deems appropriate; and

(viii) any other powers of Administrator as provided in this Plan, any Award Agreement or notice of award.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or Employees of the Company or a Related Entity, members of the Board and any Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by Applicable Law and in the manner approved by the Administrator, on an after-tax basis, against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such Person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such Person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

(d) Jurisdictions. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in the jurisdictions in which the Employees, Directors, or Consultants operate, or in order to comply with the requirements of any securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Related Entities shall be covered by the Plan; (ii) determine which Employees, Directors, and Consultants are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to an Employee, Director, or Consultant to comply with Applicable Law; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 3(a); and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any Applicable Law including necessary local governmental regulatory exemptions or approvals or listing requirements of any such securities exchange.

5. Eligibility. Awards may be granted to Employees, Directors and Consultants.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award any Award to an Employee, Director or Consultant. Such Awards include, without limitation, Options, SARs, Restricted Shares, Restricted Share Units or Dividend Equivalent Rights, and Other Share- or Cash-Based Awards, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. Each Award shall be subject to the terms of an Award Agreement approved by the Administrator.

(d) Vesting Schedule. The Awards to be issued to any Grantee under the Plan shall be subject to the vesting schedule as specified in the Award Agreement of such Grantee. The Administrator shall have the right to adjust the vesting schedule of the Awards granted to the Grantees. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award (other than an Award held by a Grantee who is a U.S. taxpayer), satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award, subject to compliance with the Applicable Laws and approval by the Administrator. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(h) Term of Award. The term of each Award shall be the term stated in the Award Agreement; provided that the term of any Option or SAR will not exceed ten (10) years.

(i) Transferability of Awards. Subject to the Applicable Laws, Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, only to the extent and in the manner approved by the Administrator (except with regard to Incentive Stock Options). Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be determined by the Administrator. In the case of Options or SARs granted to U.S. taxpayers, shall not be less than 100% of the Fair Market Value of a Share as of the date of grant. Notwithstanding the foregoing provisions of this Section 7(a), in the case of a Substitute Award issued pursuant to Section 3(e) above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) surrender of Shares (including Shares issuable under the Award) or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise or purchase price of the Shares as to which said Award shall be exercised or purchased;

(iv) payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v) any other consideration approved by the Administrator; or

(vi) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iii), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c) Tax Withholding. Each Grantee must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Law to be withheld in connection with such Grantee’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering the impact of Applicable Accounting Standards ) from any payment of any kind otherwise due to a Grantee. In the absence of a contrary determination by the Company (or, with respect to withholding pursuant to clause (ii) below with respect to Awards held by Section 16 Persons, a contrary determination by the Administrator), all tax withholding obligations will be calculated based on the maximum applicable statutory withholding rates. Subject to any Company insider trading policy (including blackout periods), Grantees may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Grantee to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. Notwithstanding any other provision of the Plan, the number of Shares which may be so delivered or retained pursuant to clause (ii) of the immediately preceding sentence shall be limited to the number of Shares which have a Fair Market Value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under Applicable Accounting Standards); provided, however, to the extent such Shares were acquired by Grantee from the Company as compensation, the Shares must have been held for the minimum period required by Applicable Accounting Standards to avoid a charge to the Company’s earnings for financial reporting purposes; provided, further, that, any such Shares delivered or retained shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole Share does not result in the liability classification of the applicable Award under Applicable Accounting Standards. If any tax withholding obligation will be satisfied under clause (ii) above by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Grantee’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Grantee’s acceptance of an Award under the Plan will constitute the Grantee’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Shareholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written or electronic notice of such exercise in a form approved by the Administrator has been given to the Company in accordance with the terms of the Award by the Person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised and any applicable tax withholding, as provided in Section 7.

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(c) No Exercise in Violation of Applicable Law. Notwithstanding the foregoing, regardless of whether an Award has otherwise become exercisable, the Award shall not be exercised if the Administrator (in its sole discretion) determines that an exercise would violate any Applicable Laws.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to an Award unless the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, the M&A and the relevant Award Agreement.

(b) As a condition to the issuance of any Shares pursuant to an Award, the Company may require the Person receiving such Shares to represent and warrant at the time of any Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

(c) As a condition to the issuance of any Shares pursuant to an Award, the applicable Award Agreement may require the Grantee to grant a power of attorney to the Board or any Person designated by the Board to exercise the voting rights with respect to the Shares and the Company may require the Person receiving such Shares to acknowledge and agree to be bound by the provisions of the currently effective M&A, the Shareholders Agreements and other documents of the Company in relation to the Shares (if any), as if the Grantee is a holder of Ordinary Shares thereunder.

10. Adjustments.

(a) Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Section 10, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Grantees, and making a cash payment to Grantees. The adjustments provided under this Section 10 will be nondiscretionary and final and binding on the affected Grantee and the Company; provided that the Administrator will determine whether an adjustment is equitable.

(b) Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Shares or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or Applicable Accounting Standards , the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or Applicable Accounting Standards may be made within a reasonable period of time after such change) and either automatically or upon the Grantee’s request, is hereby authorized, without the Grantee’s express prior written consent, to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or Applicable Accounting Standards:

(i) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property or any combination thereof with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Grantee’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Grantee’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(ii) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(iii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iv) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding Awards;

(v) To replace such Award with other rights or property selected by the Administrator; and/or

(vi) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

(c) Effect of Non-Assumption in a Change in Control. Notwithstanding the provisions of Section 10(b), if a Change in Control occurs and a Grantee’s Awards are not continued, converted, assumed, or replaced with a substantially similar award by (i) the Company, or (ii) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Grantee is still an Employee, Director or Consultant, then, immediately prior to the Change in Control, such Awards shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse, in which case, such Awards shall be canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Shares (i) which may be on such terms and conditions as apply generally to holders of Shares under the Change in Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (ii) determined by reference to the number of Shares subject to such Awards and net of any applicable exercise price; provided that to the extent that any Awards constitute “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which a Grantee would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.

(d) Definition of Assumption. For the purposes of this Section 10, an Assumption of an Award shall be considered to have occurred in the Award is assumed or substituted for if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock (or its equivalent) of the successor entity or its parent or subsidiary, the Administrator may, with the consent of the successor entity, provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the successor entity or its parent or subsidiary substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control.

(e) Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other extraordinary transaction or change affecting the Shares or the Share, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty (60) days before or after such transaction.

(f) General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Grantee will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 10(a) or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Grantees and Awards (or portions thereof) differently under this Section 10.

11. Effective Date and Term of Plan. The Plan shall become effective upon the Pricing Date (the “Effective Date”). The Plan shall continue in effect for a term of ten (10) years after the date of approval of the Plan by the Board, unless sooner terminated. If the Plan is not approved by the Company’s shareholders, the Plan will not become effective, no Awards will be granted under the Plan and the Prior Plan will continue in full force and effect in accordance with its terms.

12. Amendment, Suspension or Termination of the Plan and Awards.

(a) The Board or the Company’s compensation committee may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment, suspension or termination shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) Unless otherwise determined by the Administrator in good faith, the suspension or termination of the Plan (including termination of the Plan under Section 11) shall not materially adversely affect any rights under Awards already granted to a Grantee.

(d) The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Grantee’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Grantee’s rights under the Award, or (ii) the change is permitted under Section 10.

Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may, without the approval of the shareholders of the Company, (i) reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights.

13. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

14. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

15. Lock-Up Period . The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Grantees from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty (180) days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

16. Section 409A of the U.S. Code.

(a) General. The Company intends that all Awards granted to U.S. taxpayers be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Grantee’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (i) exempt this Plan or any Award from Section 409A, or (ii) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 16 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Grantee or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b) Separation from Service. If an Award to a U.S. taxpayer constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Grantee’s Employee, Director, or Consultant relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Grantee’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Grantee’s Employee, Director, or Consultant relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the U.S. Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six (6) months following the Grantee’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

17. Section 457A of the U.S. Code. Notwithstanding anything herein to the contrary, no payment shall be made under any Award under the Plan that would cause the compensation payable to the Grantee under such Award to be taxable under Section 457A of the U.S. Code.

18. Additional Terms of Incentive Stock Options. Notwithstanding anything to the contrary in the Plan, the following terms shall govern any Incentive Stock Options granted under the Plan. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the U.S. Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the U.S. Code. If an Incentive Stock Option is granted to a Greater Than 10% Shareholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five (5) years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the U.S. Code. By accepting an Incentive Stock Option, the Grantee agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (aa) two (2) years from the grant date of the Option or (b) one year after the transfer of such Shares to the Grantee, specifying the date of the disposition or other transfer and the amount the Grantee realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Grantee, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the U.S. Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the U.S. Code for any reason, including becoming exercisable with respect to Shares having a Fair Market Value exceeding the $100,000 limitation under U.S. Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option. An Incentive Stock Option shall not be transferable other than by will and by the laws of descent and distribution and, during the lifetime of the Grantee, may only be exercised by the Grantee.

19. Data Privacy. As a condition for receiving any Award, each Grantee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Related Parties exclusively for implementing, administering and managing the Grantee’s participation in the Plan. The Company and its Related Parties may hold certain personal information about a Grantee, including the Grantee’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Related Parties; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Related Parties may transfer the Data amongst themselves as necessary to implement, administer and manage a Grantee’s participation in the Plan, and the Company and its Related Parties may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Grantee’s country, or elsewhere, and the Grantee’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Grantee authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Grantee’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Grantee may elect to deposit any Shares. The Data related to a Grantee will be held only as long as necessary to implement, administer, and manage the Grantee’s participation in the Plan. A Grantee may, at any time, view the Data that the Company holds regarding such Grantee, request additional information about the storage and processing of the Data regarding such Grantee, recommend any necessary corrections to the Data regarding the Grantee or refuse or withdraw the consents in this Section 19 in writing, without cost, by contacting the local human resources representative. If the Grantee refuses or withdraws the consents in this Section 19, the Company may cancel Grantee’s ability to participate in the Plan and, in the Administrator’s discretion, the Grantee may forfeit any outstanding Awards. For more information on the consequences of refusing or withdrawing consent, Grantees may contact their local human resources representative.

20. Claw-back Provisions. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by the Grantee upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with Applicable Laws (including the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as and to the extent set forth in such claw-back policy or the Award Agreement.

21. Unfunded Obligation. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

22. Entire Plan. This Plan, the individual Award Agreements and notices of issuance of the Awards, together with all the exhibits hereto and thereto, constitute and contain the entire stock incentive plan and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, memorandum, duties or obligations between the parties respecting the subject matter hereof. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Grantee and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

23. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

24. Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Grantee under or with respect to the Plan or Awards: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Grantees in the Plan in which all participants receive an average price; (c) the applicable Grantee will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Grantee as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Grantee’s applicable obligation, the Grantee may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Grantee’s obligation.

25. Plan Language. The official language of the Plan shall be English. To the extent that the Plan or any Award Agreements are translated from English into another language, the English version of the Plan and Award Agreements will always govern, in the event that there are inconsistencies or ambiguities which may arise due to such translation.

26. Applicable Currency. The Award Agreement shall specify the currency applicable to such Award. The Administrator may determine, in its sole discretion, that an Award denominated in one currency may be paid in any other currency based on the prevailing exchange rate as the Administrator deems appropriate. A Grantee may be required to provide evidence that any currency used to pay the exercise price of any Award were acquired and taken out of the jurisdiction in which the Grantee resides in accordance with Applicable Laws, including foreign exchange control laws and regulations. In the absence of a designation in an Award Agreement, the currency applicable to an Award shall be U.S. Dollars.

27. Conformity to Securities Laws. The Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

28. Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the Cayman Islands, without regard to conflicts of laws thereof.

29. Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

30. Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, a Grantee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator.

CONNECT BIOPHARMA HOLDINGS LIMITED

2021 STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION AWARD

You (the “Grantee”) have been granted an option to purchase the Ordinary Shares of Connect Biopharma Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the 2021 Stock Incentive Plan of the Company (as amended or supplemented from time to time, the “Plan”), and the Stock Option Award Agreement attached hereto as Exhibit A (the “Option Agreement”), each of which are incorporated into this Notice by reference. Unless otherwise defined herein, the terms used in this Notice or the Option Agreement shall have the same meanings ascribed to them in the Plan.

Grantee’s Name:

Identification Document and No.:

Award Serial Number:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Ordinary Share:

Total Number of Ordinary Shares

Subject to the Option (the “Shares”):

Total Exercise Price:	$

Expiration Date:	Tenth Anniversary of Date of Grant

Type of Option:	☐ Incentive Stock Option

☐ Non-Qualified Stock Option

Vesting Schedule: Subject to the Grantee’s Continuous Service with the Company (or a Related Entity) and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

The Option shall vest in [four] years. [The Option representing 25% of the Shares shall vest at the end of the twelve (12)-month period commencing from the Vesting Commencement Date, with remaining portions vesting in equal monthly installments over next thirty-six (36) months.] [Vesting schedule to be specified in individual agreements.]

During any authorized leave of absence, the vesting of the Option as provided in this vesting schedule shall be suspended after the authorized leave of absence exceeds a period of thirty days. Vesting of the Option shall resume upon the Grantee’s termination of the authorized leave of absence and return to service to the Company or a Related Entity. The Vesting Schedule of the Option shall be extended by the length of the suspension.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan and the Option Agreement, as well as the currently effective M&A and the Shareholders Agreement.

CONNECT BIOPHARMA HOLDINGS LIMITED
an exempted company incorporated with limited liability under the laws of the Cayman Islands

By:

Name:

Title: Director

The Grantee acknowledges receipt of a copy of the Plan, the Option Agreement, the Shareholders Agreement and the M&A, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts (whether in writing, electronically or otherwise) the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, the Option Agreement, the Shareholders Agreement and the M&A in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan, the Option Agreement, the Shareholders Agreement and the M&A. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan, and the Option Agreement shall be resolved by the Administrator. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 16 of the Option Agreement.

Dated:	Signed:
Grantee

EXHIBIT A

STOCK OPTION AWARD

AGREEMENT

1. Grant of Option. Connect Biopharma Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), hereby grants to the Grantee, an option (the “Option”) to purchase the Total Number of Ordinary Shares subject to the Option (the “Shares”) set forth in the Notice of Stock Option Award (the “Notice”), at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”) and the Company’s 2021 Stock Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference. The Grantee’s acceptance of the Option and participation in the Plan are voluntary. Other than with respect to the use of a defined term that is defined in this Agreement, in the event of any inconsistency between the Plan and this Option Agreement, the terms of the Plan will control. Unless otherwise defined herein, the terms used herein shall have the same meanings ascribed to them in the Plan or the Notice.

2. Exercise of Option.

(a) Right to Exercise. The Option may not be exercised until vested. Subject to Section 5, the Option shall be exercisable before Expiration Date in accordance with the Vesting Schedule set out in the Notice and pursuant to the applicable provisions of the Plan and this Option Agreement. The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator. In no event shall the Company issue fractional Shares. Notwithstanding anything in the Notice, the Plan or this Option Agreement to the contrary, unless the Administrator otherwise determines, the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of the date of Grantee’s termination of Continuous Service for any reason (after taking into consideration any accelerated vesting and exercisability which may occur in connection with such termination).

(b) Method of Exercise. The Grantee may exercise the Option by delivery of an exercise notice (in the form attached to the Notice as Exhibit B or such other form designated by the Administrator for such purpose) stating the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised and such other provisions as may be required by the Administrator, accompanied by payment of the Exercise Price, or by such other procedure as specified from time to time by the Administrator. The exercise notice shall be delivered to the Company in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator, accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the payment of the Exercise Price and any applicable tax withholding, which shall be deemed to be satisfied in accordance with Section 2(c) below.

(c) Taxes; Tax Withholding. Notwithstanding any other provision of this Option Agreement:

(i) Regardless of any action the Company, any Related Entity or the

Grantee’s employing company, if different (the “Employer,” and, collectively, the “Company Group”) takes with respect to any or all Tax Obligations (as defined below), the Grantee understands that the Grantee (and not the Company) shall be responsible for any Tax Obligations, which may exceed the amount actually withheld by the Company Group. The Grantee agrees to indemnify and keep indemnified the Company Group from and against any such Tax Obligations

(ii) No Shares will be delivered to the Grantee or other Person pursuant to the exercise of the Option until the Grantee or other Person has made arrangements acceptable to the Administrator for the satisfaction of applicable Tax Obligations resulting from the grant, vesting or exercise of the Option, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the Option. The Grantee acknowledges that if the Grantee is subject to Tax Obligations in more than one jurisdiction, the Company Group may be required to withhold or account for Tax Obligations in more than one jurisdiction. The Grantee agrees to pay the Company Group any Tax Obligations that cannot be satisfied by the means described in this Section 2(c).

(iii) The Grantee specifically authorizes the Company Group, or their respective agents, to satisfy the Grantee’s obligations in regards to any Tax Obligations through the withholding by the Company Group or their respective agents from any wages or other compensation paid or payable to the Grantee an amount sufficient to satisfy such Tax Obligations. Subject to Section 7(c) of the Plan, the Tax Obligations may be satisfied in any form of consideration permitted by the Administrator for the payment of the Exercise Price pursuant to Section 3 below. Upon exercise of the Option, the Company or the Grantee’s employer shall have the right to offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other Person an amount sufficient to satisfy such Tax Obligations.

(iv) For purposes of this Option Agreement, “Tax Obligations” shall mean (A) all withholding or other taxes applicable to the Grantee’s taxable income in whatever jurisdiction, plus (B) if permitted under the laws of the jurisdiction in which the Grantee resides, any liability of the Company Group for income tax, withholding tax, wage tax, solidarity surcharge, and any other employment related taxes or social insurance contributions in any jurisdiction, in each case resulting from the grant, vesting or exercise of the Option, the acquisition of Shares by the Grantee, the disposal of any Shares, or otherwise pursuant to this Option Agreement, or any other taxable event related to the Option. In the absence of a contrary determination by the Company (or, with respect to withholding pursuant to withholding pursuant to Section 3(c) below if the Grantee is a Section 16 Person, a contrary determination by the Administrator), all tax withholding obligations will be calculated based on the maximum applicable statutory withholding rates.

(v) Subject to Section 7(c) of the Plan, in the absence of a contrary determination by the Company (or, with respect to withholding pursuant to withholding pursuant to Section 3(c) below if the Grantee is a Section 16 Person, a contrary determination by the Administrator), all tax withholding obligations will be calculated based on the maximum applicable statutory withholding rates. In the event of over-withholding, the Grantee may receive a refund of any over-withheld amount in cash and (with no entitlement to the equivalent in Shares) or if not refunded, the Grantee may seek a refund from the local tax authorities. In the event of under-withholding, the Grantee may be required to pay any additional Tax Obligations directly to the applicable tax authority or to the Company Group. The satisfaction of any Tax Obligations pursuant to Section 3(c) below shall be subject to any limitations set forth in Section 7(c) of the Plan to the extent required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America.

(vi) The Grantee acknowledges that the Grantee is ultimately liable and responsible for all Tax Obligations in connection with the Option, regardless of any action the Company Group takes with respect to any Tax Obligations that arise in connection with the Option. Neither the Company nor any member of the Company Group makes any representation or undertaking regarding the tax treatment to the Grantee in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company Group does not commit and are under no obligation to structure the Option to reduce or eliminate the Grantee’s tax liability.

(d) Other Agreements. As a condition to the exercise of the Option, the Grantee shall execute, acknowledge and agree to be bound by the provisions of that the Shareholders Agreement (if any). The Grantee acknowledges and agrees that the Award and any Shares issued pursuant thereto shall be subject to the M&A.

(e) Payment Upon Exercise. This grant of Options does not provide any right for the Grantee to receive a cash payment, and only shares of Common Stock will be issued upon exercise of the Options. Notwithstanding anything in the Plan or this Option Agreement herein to the contrary, no payment shall be made under this Option that would cause the compensation payable to the Grantee under this Option to be taxable under Section 457A of the U.S. Code. Additionally, in the discretion of the Administrator, American depositary shares in an amount equal to the number of Shares which otherwise would be distributed pursuant to this Option may be distributed in lieu of Shares in settlement of the Option. If the number of Shares represented by an American depositary share is other than on a one-to-one basis, the provisions of this Option and the Option Agreement shall be adjusted to reflect the distribution of American depositary shares in lieu of Shares.

3. Method of Payment. Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Grantee and as determined by the Administrator; provided, however, that such exercise method does not then violate any Applicable Law or the Plan, provided further, that the portion of the Exercise Price equal to the par value of the Shares must be paid as legal consideration:

(a) cash;

(b) check;

(c) to the extent permitted by the Administrator, surrender of Shares (including vested Shares issuable upon exercise of the Option) or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised;

(d) payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(e) to the extent permitted by the Administrator, any other form of legal consideration permitted under the Plan.

4. Restrictions on Exercise.

(a) Notwithstanding other provisions of this Option Agreement, (i) the Option shall not be exercised if the Administrator determines that the issuance of the Shares upon such exercise would violate any Applicable Laws, (ii) the Option shall not be exercised by the Grantee until all approvals, consents, registrations, filings or waivers which are required to be obtained by such Grantee under Applicable Laws in connection with his/her ownership of the Shares have been duly obtained (in particular, in case that the Grantee is a PRC resident, the Grantee shall complete individual foreign exchange registration with the State Administration of Foreign Exchange or its local branch before exercise of the Option), and (iii) if requested by the Administrator, the exercise of Option shall be conditioned upon the issuance of an opinion of a qualified counsel satisfactory to the Administrator stating to the effect that the issuance of the Shares to the Grantee would be in full compliance with the Applicable Laws.

(b) Notwithstanding anything provided to the contrary hereof, if the exercise of the Option within the applicable time periods set forth in Section 5 of this Option Agreement would violate any Applicable Laws or, in case that the Grantee is a PRC resident, is prevented by clause (ii) of Section 4(a) above, the Option shall remain exercisable until three (3) months after the date the Option first becomes exercisable, except as otherwise determined by the Administrator, but in any event no later than the Expiration Date set forth in the Notice.

(c) The Grantee acknowledges and agrees that until the Shares are issued (as evidenced by the appropriate entry in the register of members of the Company for the issuance of the Shares), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the vesting or the exercise of the Option. After the Option is duly exercised in accordance with the Option Agreement, the Notice and the Plan, the Company shall update (or cause to be updated) its register of members to reflect the issuance of the Shares promptly. The Grantee further acknowledges and agrees that, upon due exercise of the Option (and registration of the issuance of the Shares in the register of members of the Company), the rights and obligations on the Shares shall be subject to the provisions of this Option Agreement, the Shareholders Agreement (if any), the currently effective M&A, and other documents of the Company in relation to the Shares (if any), as if the Grantee is a holder of Ordinary Shares thereunder.

5. Expiration of Option. The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:

(a) The Expiration Date set forth in the Notice;

(b) If this Option is designated as an Incentive Stock Option and the Grantee, at the time the Option was granted, was a Greater Than 10% Shareholder, the expiration of five (5) years from the Grant Date;

(c) Except as the Administrator may otherwise approve, the expiration of twelve (12) months following the date of the Grantee’s termination of Continuous Service for any reason other than death, Disability or a termination for Cause;

(d) Except as the Administrator may otherwise approve, the expiration of twelve (12) months following the date of the Grantee’s termination of Continuous Service by reason of Grantee’s Disability;

(e) Except as the Administrator may otherwise approve, the expiration of twelve (12) months following the date of Grantee’s termination of Continuous Service by reason of Grantee’s death (or, in the event of Grantee’s death within three (3) months following Grantee’s termination of Continuous Service, twelve (12) months following the date of death); and

(f) Except as the Administrator may otherwise approve, the date of the termination of the Grantee’s Continuous Service for Cause.

6. Transferability of Option.

(a) Option Generally Non-Transferable. The Option (and the rights conferred hereby) may not be transferred or disposed of in any manner other than by will or by the laws of descent and distribution, provided, however, that the Option (to the extent the Option is a Non-Qualified Option) may be transferred during the lifetime of the Grantee only as permitted by Applicable Law and to the extent and in the manner authorized by the Administrator, and at the price and on the conditions not objected by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Following the death of the Grantee, the Option, to the extent provided in Section 5, may be exercised (a) by the Person or Persons designated under the deceased Grantee’s beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Grantee’s legal representative or by any Person empowered to do so under the deceased Grantee’s will or under the then Applicable Laws of descent and distribution. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

(b) Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Option Agreement, the Notice, the Plan, the Shareholders Agreement and the M&A, the Company may issue appropriate “stop transfer” instructions to its transfer agent, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required to (i) record on its register of members any transfer of Shares in violation of any of the provisions of this Option Agreement, the Shareholders Agreement or the M&A, or (ii) treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so sold or transferred in violation of any of the provisions of this Option Agreement, the Shareholders Agreement or the M&A.

7. Tax Consequences. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

THE GRANTEE REPRESENTS TO THE COMPANY THAT THE GRANTEE HAS REVIEWED WITH THE GRANTEE’S OWN TAX ADVISORS THE TAX CONSEQUENCES OF THIS OPTION AND THE TRANSACTIONS CONTEMPLATED BY THE GRANT NOTICE AND THIS OPTION AGREEMENT. THE GRANTEE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY AND/OR THE TRUSTEE OR ANY OF THEIR AGENTS.

8. Adjustments Upon Changes in Capitalization. The Option shall be entitled to adjustment upon changes in capitalization of the Company pursuant to Section 10 of the Plan.

9. Lock-Up Agreement.

(a) Agreement. The Grantee, if requested by the Company and the lead underwriter of any public offering of the Ordinary Shares (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Ordinary Shares or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Ordinary Shares (except Ordinary Shares included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter or longer period of time as the Lead Underwriter shall specify.

(b) Additional Obligations. The Grantee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Ordinary Shares subject to the lock-up period until the end of such period. The Company and the Grantee acknowledge that each Lead Underwriter of a public offering of the Company’s stock, during the period of such offering and for the lock-up period thereafter, is an intended beneficiary of this Section.

(c) No Amendment Without Consent of Lead Underwriter. During the period from identification of a Lead Underwriter in connection with any public offering of the Company’s Ordinary Shares until the earlier of (i) the expiration of the lock-up period specified in subsection (a) in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section may not be amended or waived except with the consent of the Lead Underwriter.

10. Power of Attorney. The Grantee hereby grants a power of attorney to the Board or any Person designated by the Board to (a) exercise the voting rights (if any) with respect to the Shares (including executing any shareholders’ resolutions), and (b) execute, deliver and perform, on behalf of the Grantee, any share purchase agreement, share subscription agreement, shareholders agreement, and any other similar agreements and documents (including any documents, instruments and certificates contemplated in the aforesaid agreements and documents, and any amendments, restatements or supplements to the aforesaid agreements and documents from time to time), which are required to be signed by the Grantee due to the fact that the Grantee is a holder of Shares, in the future equity financing or financing transaction of the Company or otherwise.

11. Entire Agreement and Amendment. The Notice, the Plan and this Option Agreement (together with the documents referenced in Section 2(d) hereof) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings, commitments and agreements of the Company and the Grantee with respect to the subject matter hereof, and, except to the extent permitted by Section 12(d) of the Plan, may not be modified or amended adversely to the Grantee’s interest in material aspects except by means of a written form signed by the Company and the Grantee. Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any Persons other than the parties.

12. Governing Law. The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the laws of the Cayman Islands, without giving effect to any choice of law rule that would cause the application of the laws of any other jurisdiction.

13. Severability. In the event that one or several of the provisions of the Notice, the Plan or this Option Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any Applicable Laws, such provisions shall be enforced to the fullest extent allowed by the Applicable Law, and the validity, legality or enforceability of the remaining provisions of the Notice, the Plan or this Option Agreement shall not be affected or compromised in any aspect. The parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

14. Construction. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

15. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Option Agreement shall be submitted by the Grantee or by the Company to the Administrator. The Administrator shall have the authority and the right to construe and interpret the terms of the Plan, the Notice and this Option Agreement. The resolution of such question or dispute by the Administrator shall be final and binding on all Persons.

16. Venue and Waiver of Jury Trial. The Company, the Grantee, and the Grantee’s assignees pursuant to Section 6 hereby irrevocably and unconditionally (a) agree that any suit, action, or proceeding arising out of or in relation to this Option Agreement, the Notice, and the Plan shall be brought in Hong Kong, and (b) submit to the exclusive jurisdiction of the court in Hong Kong. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 16 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

17. Agent. If the Grantee is not a resident of Hong Kong, the Grantee irrevocably appoints [ * ] (address: [Hong Kong address], fax No.: +852 [ ], marked for the attention of [name of recipient]) as its agent to receive and acknowledge on his/her behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. Any such legal process shall be sufficiently served on him/her if delivered to such service agent.

18. No Third Party Rights. Save as expressly provided hereunder, a Person who is not a party to this Option Agreement has no right to enforce or to enjoy the benefit of any term of this Option Agreement.

19. Notices. All notices and other communications required or permitted to be given pursuant to this Option Agreement shall be delivered personally or sent by registered mail, certified mail, prepaid postage, a commercial courier service, facsimile transmission or electronic mail to the Company at its principal executive offices and to Grantee at his or her most recent address on the Company’s personnel records, or to such other address as such party may designate in writing from time to time to the other party.

20. Conformity to Securities Laws. The Grantee acknowledges that the Plan, the Notice and this Option Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

21. Successors and Assigns. The Company may assign any of its rights under this Option Agreement to single or multiple assignees, and this Option Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Option Agreement or the Plan, this Option Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

22. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Option Agreement, if the Grantee is subject to Section 16 of the Exchange Act, the Plan, the Notice, this Option Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Option Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

23. Limitation on Grantee’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Option Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Grantee will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

24. Incentive Stock Options.

(a) If the Option is designated as an Incentive Stock Option, notwithstanding anything to the contrary in the Plan or this Option Agreement, the following terms shall govern this Option to the extent it is designated as an Incentive Stock Option. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the U.S. Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the U.S. Code. If an Incentive Stock Option is granted to a Greater Than 10% Shareholder, the exercise price will not be less than 110% of the Fair Market Value on the Grant Date, and the term of the Option will not exceed five (5) years from the Grant Date. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the U.S. Code. The Grantee acknowledges that amendments or modifications made to the Option pursuant to the Plan that would cause the Option to become a Non-Qualified Stock Option will not materially or adversely affect the Grantee’s rights under the Option, and that any such amendment or modification shall not require the Grantee’s consent.

(b) The Grantee acknowledges that to the extent the aggregate fair market value of shares (determined as of the time the option with respect to the shares is granted) with respect to which stock options intended to qualify as “incentive stock options” under Section 422 of the Code, including the Option, are exercisable for the first time by the Grantee during any calendar year exceeds $100,000 or if for any other reason such stock options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such stock options (including the Option) will be treated as non-qualified stock options. The Grantee further acknowledges that the rule set forth in the preceding sentence will be applied by taking the Option and other stock options into account in the order in which they were granted, as determined under Section 422(d) of the Code. The Grantee also acknowledges that if the Option is exercised more than three months after the Grantee’s termination of Continuous Service, other than by reason of death or Disability, the Option will be taxed as a Non-Qualified Stock Option.

(c) The Grantee will give prompt written notice to the Company of any disposition or other transfer of any Shares acquired under this Option Agreement if such disposition or other transfer is made (i) within two years from the Grant Date or (ii) within one year after the transfer of such Shares to the Grantee. Such notice will specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Grantee in such disposition or other transfer.

25. ACKNOWLEDGMENT. THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S EMPLOYMENT IS AT WILL.

26. Counterparts. The Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

27. Paperless Administration. By accepting this Award, the Grantee hereby agrees to receive documentation related to the Award by electronic delivery, such as a system using an internet website or interactive voice response, maintained by the Company or a third party designated by the Company.

28. Language. The Grantee acknowledges that the Grantee is proficient in the English language and understands the provisions in this Option Agreement and the Plan or has had the ability to consult with an advisor who is sufficiently proficient in the English language, as to allow the Grantee to understand the terms of this Option Agreement and any other documents related to the Option. Further, if the Grantee has received this Option Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

29. Applicable Currency. The currency applicable to the Option shall be U.S. Dollars. The Administrator may determine, in its sole discretion, that the Option may be paid in any other currency based on the prevailing exchange rate as the Administrator deems appropriate. The Grantee may be required to provide evidence that any currency used to pay the exercise price of the Option or any Tax Obligations were acquired and taken out of the jurisdiction in which the Grantee resides in accordance with Applicable Laws, including foreign exchange control laws and regulations.

30. Appendix. Notwithstanding any provisions in this Option Agreement, the Option shall be subject to any additional terms and conditions for the Grantee’s country set forth in the Appendix attached hereto. Moreover, if the Grantee relocates to one of the countries included in the Appendix, the additional terms and conditions for such country, if any, will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Option Agreement.

END OF AGREEMENT

EXHIBIT B

EXERCISE NOTICE

Date:                     ,

To:    Connect Biopharma Holdings Limited

1. The undersigned (the “Grantee”) hereby elects to exercise the Grantee’s option to purchase ________ Ordinary Shares (the “Shares”) of Connect Biopharma Holdings Limited (the “Company”) by purchasing Ordinary Shares pursuant to the Company’s 2021 Stock Incentive Plan, as amended from time to time (the “Plan”), the Stock Option Award Agreement (the “Option Agreement”) and the Notice of Stock Option Award (the “Notice”) dated _________, ____, by and between the Company and the Grantee. Unless otherwise defined herein, the terms defined in the Plan, the Notice and the Option Agreement shall have the same defined meanings in this Exercise Notice.

2. Representations of the Grantee. The Grantee acknowledges that the Grantee has received, read and understood the Notice, the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3. Delivery of Payment. The Grantee herewith delivers to the Company the full Exercise Price for the Shares and any applicable Tax Obligations, without the payment of which the exercise of the Option shall not be effective.

4. Tax Consequences. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES. THE GRANTEE REPRESENTS TO THE COMPANY THAT THE GRANTEE HAS REVIEWED WITH THE GRANTEE’S OWN TAX ADVISORS THE TAX CONSEQUENCES OF THIS OPTION AND THE TRANSACTIONS CONTEMPLATED BY THE GRANT NOTICE AND THIS OPTION AGREEMENT. THE GRANTEE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY AND/OR THE TRUSTEE OR ANY OF THEIR AGENTS.

5. Other Agreements. The Grantee acknowledges and agrees that the Shares issued pursuant to this Exercise Notice are subject to the terms of the Option Agreement, the Notice and the Plan, as well as the Shareholders Agreement (if any) and the M&A. As a condition to the exercise of the Option described herein, the Grantee shall agree to accede to and be bound by the terms of the Shareholders Agreement (if any) in relation to the Shares, by executing and delivering to the Company a deed of adherence in the form satisfactory to the Company, in accordance with the requirements of the Shareholders Agreement and the M&A.

6. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

7. Governing Law. The Exercise Notice is to be construed in accordance with and governed by the laws of the Cayman Islands, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction.

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8. Severability. In the event that one or several of the provisions of the Exercise Notice are found to be invalid, illegal or unenforceable in any aspect in accordance with any Applicable Laws, such provisions shall be enforced to the fullest extent allowed by the Applicable Law, and the validity, legality or enforceability of the remaining provisions of the Exercise Notice shall not be affected or compromised in any aspect. The parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

9. Notices. All notices and other communications required or permitted to be given pursuant to this Exercise Notice shall be delivered personally or sent by registered mail, certified mail, prepaid postage, a commercial courier service, facsimile transmission or electronic mail to the address of such party as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

10. Venue and Waiver of Jury Trial. The Company and the Grantee hereby irrevocably and unconditionally (i) agree that any suit, action, or proceeding arising out of or in relation to this Exercise Notice shall be brought in Hong Kong, and (2) submit to the exclusive jurisdiction of the court in Hong Kong. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

11. Agent. If the Grantee is not a resident of Hong Kong, the Grantee irrevocably appoints [ * ] (address: [Hong Kong address], fax No.: +852 [ ], marked for the attention of [name of recipient]) as its agent to receive and acknowledge on his/her behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. Any such legal process shall be sufficiently served on him/her if delivered to such service agent.

12. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Exercise Notice.

13. No Third Party Rights. Save as expressly provided hereunder, a Person who is not a party to this Exercise Notice has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) to enforce or to enjoy the benefit of any term of this Exercise Notice.

14. Entire Agreement. The Notice, the Plan and the Option Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings, commitments and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified or amended adversely to the Grantee’s interest in material aspects except by means of a written form signed by the Company and the Grantee. Nothing in the Notice, the Plan, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any Persons other than the parties.

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Submitted by:	Accepted by:

GRANTEE	CONNECT BIOPHARMA HOLDINGS LIMITED

By:
(Signature)	Name:
	Title:	Director

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APPENDIX TO THE

CONNECT BIOPHARMA HOLDINGS LIMITED

2021 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

FOR PARTICIPANTS OUTSIDE OF THE UNITED STATES

This Appendix includes additional terms and conditions applicable to the Grantees who provide services to the Company Group in the countries identified below. These terms and conditions are in addition to those set forth in the Notice and Option Agreement and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Notice or the Option Agreement, these terms and conditions shall prevail. Any capitalized term used in this Appendix without definition shall have the meaning ascribed to such term in the Plan, the Notice or the Option Agreement, as applicable. This Appendix forms part of the Option Agreement.

If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently residing and/or working, transfers employment and/or residency to another country after the Grant Date, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Grantee.

For the Grantee’s convenience and information, the Company has provided certain general information regarding some of the tax and/or exchange control requirements that may apply to the Grantee in certain of the countries identified below. The Company undertakes no obligation to update any such information and does not ensure that it is complete or correct. As a result, the Company strongly recommends that the Grantee not rely on the information in this Appendix as the only source of information relating to the consequences of the Grantee’s participation in the Plan because the information may be out of date at the time the Grantee exercises the Option and acquires Shares or sells Shares acquired under the Plan. The absence of any information on tax or foreign exchange requirements for any particular country should not be regarded as an indication that no such requirements apply in that country. The laws, rules and regulations of any country regarding the holding of securities may be subject to frequent change.

The Grantee is advised to seek appropriate professional advice as to how the relevant exchange control and tax laws in the Grantee’s country may apply to the Grantee’s individual situation.

GLOBAL PROVISIONS

1. Termination of Service. For purposes of the Option, a termination of Continuous Service will be deemed to have occurred as of the date the Grantee is no longer actively providing services to the Company Group (regardless of the reason for such termination of Continuous Service and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or otherwise rendering services, or the terms of the Grantee’s employment or other service agreement, if any). The Grantee’s employment or service relationship will not be extended by any notice period (e.g., the Grantee’s period of service will

APPENDIX A-1

not be extended by any contractual notice period or period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Grantee is employed or otherwise rendering services, or the terms of the Grantee’s employment or other service agreement, if any). Unless otherwise expressly provided in the Plan or determined by the Company (a) the Grantee’s right to vest in the Option, if any, will terminate as of the date of termination of Continuous Service, and (b) the period (if any) during which the Option may be exercised after a termination of Continuous Service will commence on such date. Notwithstanding the forgoing, the Administrator shall have exclusive discretion to determine when a termination of Continuous Service has occurred for purposes of the Option (including when the Grantee’s is no longer considered to be actively providing services while on a leave of absence). In the event of the Grantee’s leave of absence, vesting of the Option shall be governed by the Company’s leave of absence policies, as may be amended from time to time, and in accordance with Applicable Laws.

2. Acknowledgment of Nature of Plan and Rights. In participating in the Plan, the Grantee acknowledges that:

(a) for employment and labor law purposes, the Option and any Shares issuable upon exercise of the Option are an extraordinary item that do not constitute wages of any kind for services of any kind rendered to the Company Group, and the award of rights is outside the scope of the Grantee’s employment or service contract, if any;

(b) for employment and labor law purposes, the Option and any Shares issuable upon exercise of the Option are not part of normal or expected wages or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments or entitlements, notice of termination or indemnity, compensation or damages in lieu of such notice, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company Group;

(c) the Option and any Shares issuable upon exercise of the Option are not intended to be an integral component of compensation or to replace any pension rights or compensation;

(d) neither the rights nor any provision of Plan or the policies adopted pursuant to the Plan confer upon any Grantee any right with respect to service or employment or continuation of current service or employment and shall not be interpreted to form a service or employment contract or relationship with the Company Group;

(e) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(f) if the underlying Shares do not increase in value, the right may have no value;

(g) if the Grantee exercises the Option and acquires Shares, the value of the Shares acquired upon purchase may increase or decrease in value, even below the exercise price of the Option; and

APPENDIX A-2

(h) in consideration of the grant of the Option hereunder, no claim or entitlement to compensation or damages arises from termination of the Option, and no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of the Grantee’s employment by the Company Group (for any reason whatsoever, whether with or without Cause, whether with or without prior notice, and whether or not in breach of local employment or labor laws) and the Grantee irrevocably releases the Company Group from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Grantee shall be deemed irrevocably to have waived the Grantee’s entitlement to pursue such claim.

3. Insider Trading Restrictions/Market Abuse Laws. The Grantee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and the Grantee’s country, if different, which may affect the Grantee’s ability to directly or indirectly, for himself or herself or for a third party, acquire or sell, or attempt to sell, Shares during such times as such Grantee is considered to have “inside information” regarding the Company (as defined by Applicable Laws) or the trade in Shares. Any restrictions under these laws or regulations may be separate and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. It shall be each Grantee’s responsibility to comply with any applicable restrictions, and each Grantee should speak with a personal advisor on this matter.

4. Foreign Asset/Account Reporting; Exchange Controls. Each country may have certain foreign asset and/or account reporting requirements and/or exchange controls which may affect the Grantee’s ability to purchase or hold Shares or cash received in respect of the Option (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Grantee’s country. The Grantee may be required to report such accounts, assets or transactions to the tax or other authorities in the Grantee’s country. The Grantee also may be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to the Grantee’s country through a designated bank or broker and/or within a certain time after receipt. It shall be the Grantee’s responsibility to be compliant with such regulations, and the Grantee should consult a personal legal advisor for any details.

5. No Representations With Respect to Tax Qualification. Although the Company may endeavor to (a) qualify Options for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Grantees under the Plan.

6. Additional Restrictions. The Company reserves the right to impose other requirements on the Option and the Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

APPENDIX A-3

7. Data Privacy. As a condition for receiving any Award, each Grantee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Related Parties exclusively for implementing, administering and managing the Grantee’s participation in the Plan. The Company and its Related Parties may hold certain personal information about a Grantee, including the Grantee’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Related Parties; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Related Parties may transfer the Data amongst themselves as necessary to implement, administer and manage a Grantee’s participation in the Plan, and the Company and its Related Parties may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Grantee’s country, or elsewhere, and the Grantee’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Grantee authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Grantee’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Grantee may elect to deposit any Shares. The Data related to a Grantee will be held only as long as necessary to implement, administer, and manage the Grantee’s participation in the Plan. A Grantee may, at any time, view the Data that the Company holds regarding such Grantee, request additional information about the storage and processing of the Data regarding such Grantee, recommend any necessary corrections to the Data regarding the Grantee or refuse or withdraw the consents in this Section 7 in writing, without cost, by contacting the local human resources representative. If the Grantee refuses or withdraws the consents in this Section 7, the Company may cancel Grantee’s ability to participate in the Plan and, in the Administrator’s discretion, the Grantee may forfeit any outstanding Awards. For more information on the consequences of refusing or withdrawing consent, Grantees may contact their local human resources representative.

AUSTRALIA

1. Information on Taxable Event. The following provisions supplement the Option Agreement:

(a) The Option will be taxable at either the point the Option is exercised or at the termination of services. The amount chargeable to tax will be calculated as the difference between Fair Market Value of the Shares on the exercise date (or the termination date, if applicable) and the exercise price of the Option.

(b) In accepting the Option, the Grantee acknowledges that any taxable gain at the Grant Date or termination, as appropriate, may result in an income and Medicare tax charge arising. The Grantee acknowledges and confirms that the Grantee is responsible for reporting and paying all taxes to the local tax authorities and that this will be undertaken by the Grantee on a timely basis.

2. Australian Offer Document. This offer of Options under the Plan is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of Options to Australian-resident employees attached hereto as Annex A.

APPENDIX A-4

3. Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, the Grantee will be required to file the report.

4. Payment Upon Exercise. This grant of Options does not provide any right for the Grantee to receive a cash payment, and only shares of Common Stock will be issued upon exercise of the Options.

5. Tax Information. The Plan is a plan to which subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).

CANADA

1. Termination of Service. The following provision replaces Section 1 of this Appendix:

For purposes of this Option and any related rights or entitlements, the Grantee’s termination of Continuous Service is deemed to occur (regardless of the reason for the termination, whether with or without Cause, whether with or without prior notice, and whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where the Grantee is employed or otherwise rendering services or the terms of the Grantee’s employment or service agreement, if any) on the date that is the earliest of (a) the effective termination date of the Grantee’s employment or service agreement, or (b) the date the Grantee is no longer actively employed by or actively providing services to the Company or any of its Related Entities following the Grantee’s receipt of a notice of termination of employment or service agreement, or the Grantee’s delivery of a notice of resignation or termination of service agreement to the Company or any of its Related Entities, in any such case regardless of (and without including) any notice of termination or resignation period or any period of pay, indemnity, compensation or damages in lieu of such notice mandated under Applicable Laws (including, but not limited to, statutory law, regulatory law, civil law and/or common law) in the jurisdiction where the Grantee is employed or otherwise rendering services or the terms of the Grantee’s employment or other service agreement, if any.    For greater certainty, for purposes of this Option and any related rights or entitlements, the Grantee will not be considered to be employed by or providing services to the Company or any of its Related Entities, whether actively or otherwise, and shall not be entitled to further vesting of the Option, or any indemnity, compensation or damages in lieu thereof, in respect of any notice of termination period required or any retroactive period during which the Grantee is deemed to be in the employ or service of the Company or any of its Related Entities, whether pursuant to Applicable Laws in the jurisdiction where the Grantee is employed or rendering services or pursuant to a decision of a court or tribunal of competent jurisdiction.

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued participation in the Plan during a minimum statutory notice period, the Grantee acknowledges that his or her right to participate in the Plan, if any, will terminate effective as of the last day of the Grantee’s minimum statutory notice period, but the Grantee will not earn or be entitled to pro-rata vesting if the vesting date falls after the end of the Grantee’s statutory notice period, nor will the Grantee be entitled to any compensation for lost vesting.

APPENDIX A-5

2. Payment Upon Exercise. This grant of Options does not provide any right for the Grantee to receive a cash payment, and only shares of Common Stock will be issued upon exercise of the Options.

3. Language. The following provisions will apply if the Grantee is a resident of Quebec. The parties acknowledge that it is their express wish that the Option Agreement, as well as all documents, notices and written communications relating directly or indirectly hereto be drawn up in English.

Langue: Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et communications écrites s’y rattachant, directement ou indirectement.

4. Securities Law Information. Canadian residents are permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the sale of such Shares acquired under the Plan takes place outside Canada through the stock exchange on which the Shares are listed.

5. Foreign Asset/Account Reporting Information. Canadian taxpayers are required to report any foreign specified property, including Shares acquired under the Plan and rights to receive Shares (e.g., Options) on Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds C$100,000 at any time during the year. Options must be reported (generally, at nil cost) if the C$100,000 cost threshold is exceeded because of other foreign specified property held by the Grantee. For Shares acquired under the Plan, cost generally is the adjusted cost basis (“ACB”), which would ordinarily be equal the fair market value of such shares at the time of acquisition. If, however, the Grantee owns other Shares in the Company, the ACB of the Shares acquired under the Plan will need to be averaged with the ACB of the other Shares. The statement is due at the same time as the Grantee’s annual tax return. The Grantee should consult his or her personal tax advisor to ensure compliance with applicable reporting obligations.

UNITED KINGDOM

1. Incorporation of Terms of the Plan. Notwithstanding anything in the Plan to the contrary, in the United Kingdom only Employees are eligible to be granted Options. Other persons who are not Employees are not eligible to receive Options in the United Kingdom. This Option Agreement forms the rules of the employee share scheme applicable to United Kingdom-based Employees. All Options granted to Employees who are based in the United Kingdom will be granted on similar terms. Accordingly, all references in the Option Agreement to the Grantee’s service, service agreement or termination of service shall be interpreted as references to the Grantee’s employment, contract of employment or termination of employment.

2. Tax Withholding and Indemnity. This provision supplements Section 3.3 of the Option Agreement:**

(a) If the Grantee is a resident of the United Kingdom, then the “Tax Obligations” shall also include the Grantee’s primary (employee) national insurance contributions

APPENDIX A-6

and, at the Company’s discretion, any secondary (employer) national insurance contributions of the Company Group. (or other similar obligations wherever in the world arising). The Grantee agrees that the Grantee is liable for all Tax Obligations and hereby covenants to pay all such Tax Obligations as and when requested by the Company Group or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Grantee also agrees to indemnify and keep indemnified the Company Group against any Tax Obligations that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Grantee’s behalf that is attributable to: (1) the grant or exercise of, or any benefit derived by the Grantee from, the Options or the Shares which are the subject of the Options; (2) the transfer or issuance of Shares on the exercise of the Options; (3) any restrictions applicable to any Shares held by the Grantee ceasing to apply thereto; or (4) the disposal of any Shares (each, a “Taxable Event”).

(b) The Options cannot be exercised until the Grantee has made such arrangements as the Company may require for the satisfaction of any Tax Obligations that may arise in connection with the vesting and exercise of the Options and/or the acquisition of Shares by the Grantee. The Company shall not be required to issue, allot or transfer Shares until the Grantee has satisfied this obligation. The Grantee undertakes that, upon request by the Company, the Grantee will join with his or her Employer in electing, pursuant to Section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) that, for relevant tax purposes, the market value of the Shares acquired upon exercise of the Option on any occasion will be calculated as if the Shares were not restricted and Sections 425 to 430 (inclusive) of ITEPA are not to apply to such Shares.

(c) The Grantee agrees that if the Grantee does not pay or the Company Group does not withhold from the Grantee the full amount of all Tax Obligations that the Grantee owes due to any Taxable Event within ninety (90) days after the end of the tax year in which the Taxable Event occurred, or such other period specified in Section 222(1)(c) of ITEPA, then the amount that should have been withheld shall constitute a loan owed by the Grantee to the Employer, effective ninety (90) days after the end of the tax year in which the Taxable Event occurred. The Grantee agrees that the loan will bear interest at the HMRC’s official rate and will be immediately due and repayable by the Grantee, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to the Grantee by the Employer, by withholding in Shares issued upon vesting and exercise of the Option or from the cash proceeds from the sale of Shares or by demanding cash or a cheque from the Grantee. The Grantee also authorizes the Company to delay the issuance of any Shares to the Grantee unless and until the loan is repaid in full.

(d) Notwithstanding the foregoing, if the Grantee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Grantee understands that the foregoing provision will not apply. Instead, any Tax Obligations not collected within ninety (90) days of the end of the UK tax year in which an event giving rise to the Tax Obligation occurs may constitute a benefit to the Grantee on which additional income tax and national insurance contributions may be payable. The Grantee understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any national insurance contributions due on this additional benefit, which can be recovered by any means set out in the Option Agreement.

APPENDIX A-7

ANNEX A TO THE APPENDIX TO THE

CONNECT BIOPHARMA HOLDINGS LIMITED

2021 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

FOR PARTICIPANTS IN AUSTRALIA

Securities Law Notice and Australia Offer Document

This disclosure has been prepared in connection with offers to employees in Australia under the Plan and the Option Agreement to which this disclosure is attached. A copy of the terms of the Plan has been provided to the Grantee. It has been prepared to ensure any offer under the Plan (“Offer”) satisfies the conditions for exemptions granted by the Australian Securities and Investments Commission (“ASIC”) under ASIC Class order 14/1000.

General Advice Only

Any advice given to the Grantee in connection with the Offer is general advice only. It does not take into account the Grantee’s objectives, financial situation and needs. No financial product advice is provided in the documentation relating to the Plan and nothing in the documentation should be taken to constitute a recommendation or statement of opinion that is intended to influence the Grantee in making a decision to participate in the Plan. This means that the Grantee should consider obtaining his or her own financial product advice from an independent person who is licensed by the ASIC to give such advice. The Company will make available upon the Grantee’s request the Australian dollar equivalent of the Exercise Price and the current market price of the underlying Shares subject to the Option. The Grantee can get those details by contacting the Company at [_____].

Australian Dollar Equivalents

The Australia dollar equivalent of the Exercise Price or of the current market price of the underlying Shares subject to the Option may be determined by reference to the daily exchange rate published by the Reserve Bank of Australia on the relevant date. Note that the exchange rate may fluctuate, and the Australian dollar equivalent of the Exercise Price on the actual exercise date will depend on the then-current U.S. dollar/Australian dollar exchange rate.

By way of example (this is for illustrative purposes only and is not a prediction of the Australian dollar equivalent of the Exercise Price or the applicable exchange rate on the actual exercise date), if as of January 1, 2021, the applicable exchange rate was A $1.00 = US $0.80 and the Exercise Price specified was US $20.00, then the Australian dollar equivalent of the exercise price for the Shares under the Plan as of the date of this offer document would be A $25.00.

Note this is not a prediction of the Australian dollar equivalent of the Exercise Price or the applicable exchange rate on the actual exercise date. The exchange rate used for the sample calculation was determined by the Company as of the Grant Date for illustration purposes only. If and when the Grantee actually exercises the Option, the Shares will be purchased in U.S. dollars on the exercise date. If the Grantee is converting between Australian dollars and U.S. dollars in connection with any option exercise, the exchange rate will generally be determined by the Grantee’s locally authorized bank making the exchange and handling any fund transfer at the Grantee’s direction.

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Risks of Participation in the Plan

Participation in the Plan and acquiring Shares in the Company carries inherent risks. These risks include the possibility of fluctuations (and decrease) in the price of the Shares in relation to Company performance, as well as general market performance. The Grantee should carefully consider these risks in light of the Grantee’s investment objectives and personal circumstances.

Statement under Section 83A-105 of the Income Tax Assessment Act 1997 (Cth)

Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies to the Plan and this Option, subject to the requirements of the Act. Broadly speaking when a participant acquires a right to Shares under the Act, his or her assessable income includes any “discount” (compared to market value) given in relation to the right to Shares.

In this situation, the Grantee will not be entitled to exercise any Options if he or she is not employed by the Company or a Related Entity. That means there is a real risk that, under the conditions of the Plan, the Grantee will forfeit or lose his or her Options (other than by disposing of them, exercising them or letting them lapse) (“real risk of forfeiture or RROF”). Based on current Australian Tax Office guidance, the Company believes that the condition requiring the Grantee to have been continuously employed by Company or a Related Entity from the date on which the Options are granted to the Grantee to the date of exercise (inclusive) will satisfy the real risk of forfeiture test. Accordingly, it is intended for income tax in relation to the Options to be deferred until they vest and can be exercised, unless the Grantee’s employment terminates for any reason prior to exercise. If dealing in Shares acquired is further restricted, the taxing point may be deferred further. However, the Company is not providing tax advice, and the Grantee should consult his or her personal advisor for the precise tax treatment of the Option.

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